CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Quarterly Report”) of Silvergraph International, Inc. (the “Registrant”) for the fiscal quarter ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof, I, James R. Simpson, Chief Executive Officer and Principal Executive, Financial and Accounting Officer, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:  August 19, 2009

/s/ James R. Simpson

James R. Simpson, CEO

(Principal Executive, Financial and

Accounting Officer)

This certification is being furnished solely to accompany this Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise, and is not to be incorporated by reference into any filing of the Registrant unless such incorporation is expressly referenced within.